UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 29, 2013, Shiloh Industries, Inc. (the "Company") issued a press release announcing its operating results for the third quarter of its fiscal year ending October 31, 2013. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

SHILOH INDUSTRIES REPORTS THIRD QUARTER 2013 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated August 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	August 29, 2013	By:	/s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated August 29, 2013

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS THIRD QUARTER 2013 RESULTS

VALLEY CITY, Ohio, August 29, 2013 -- Shiloh Industries, Inc. (Nasdaq: SHLO) today reported financial results for the third quarter of its fiscal year ending Oct. 31, 2013.

Third Quarter Highlights:

•	Sales revenue for the quarter ended July 31, 2013 improved 16.9 percent to $166.1 million, from the third quarter a year earlier.

•	Gross profit for the quarter improved over 44 percent from the third quarter a year earlier and was $17.5 million, or 10.5 percent of sales revenue.

•	Operating income for the quarter improved 108 percent to $8.2 million, from the third quarter a year earlier.

•	Net income per share diluted improved 121 percent to $0.31 for the quarter, compared to net income of $0.14 per share diluted from the prior year third quarter.
Third Quarter 2013 Results:

The company reported sales revenue of $166.1 million for the third quarter of fiscal year 2013, an increase of 16.9 percent from $142.0 million in the same quarter of the previous year. Increased revenues are reflective of a 3.8 percent improvement in North American car and light truck industry production volume compared to the third quarter of 2012, new product launches and revenues from acquired companies.

Gross profit for the third quarter improved 44 percent to $17.5 million, or 10.5 percent of sales revenue, compared to $12.2 million or 8.6 percent of sales revenue for the third quarter of 2012. Improved productivity, increased sales volume and reductions in fixed manufacturing expenses contributed to the increase.

For the third quarter of fiscal 2013, operating income improved over 108 percent to $8.2 million, compared to $3.9 million in the third quarter of the previous year.

The company reported net income for the third quarter of fiscal year 2013 of $5.3 million or $0.31 per share diluted, an improvement of 121 percent compared to the third quarter of 2012 net income of $2.4 million or $0.14 per share diluted.

-more-

Page 2/Shiloh 2Q

First Nine Months 2013 Results:

Operating income for the first nine months of fiscal 2013 improved approximately 42 percent to $23.8 million, compared to $16.8 million for the first nine months of the previous year. Net income for the first nine months of fiscal 2013 was $15.1 million or $0.89 per share diluted, an improvement of over 50 percent from the prior year's net income of $9.9 million, or $0.59 per share diluted. The improvement reflects an increase in sales volume of $56.4 million, or 12.9 percent, to sales for the first nine months of fiscal 2013 of $493.6 million and a 29.6 percent improvement in gross margin driven primarily by productivity improvements, the successful integration of acquisitions and smooth product launches.

"Shiloh's profitability continues to improve not only as revenues increase from higher North American vehicle production levels and new sales growth, but also as a result of our focus on continued productivity improvements,” said Ramzi Hermiz, president and chief executive officer. “As we progress through the remainder of fiscal 2013, we are strategically aligned to take advantage of the improved industry trends and vehicle demand in North America. Our strategy of leading with technology and innovation to become the premier light weighting and NVH solution provider will be a driving force for our team to move forward with purpose and speed to achieve sustainable, global, profitable growth and world class results."

Headquartered in Valley City, Ohio, Shiloh Industries provides lightweighting and noise and vibration solutions to automotive, commercial vehicle and other industrial markets through its imaginative thinking and advanced capabilities. Shiloh delivers these solutions through the design, engineering and manufacturing of high-pressure die castings, first operation precision blanks, engineered welded blanks, complex stampings, modular assemblies and its patented ShilohCore™ acoustic laminate metal solution. The company has operations in Alabama, Ohio, Georgia, Michigan, Tennessee, Kentucky, Wisconsin, Indiana and Mexico, and has approximately 1,820 employees. For more information visit www.shiloh.com.

A conference call to discuss third quarter of fiscal 2013 results will be held on Thursday, August 29, 2013, at 11:00 a.m. EDT. To listen to the conference call, dial (888) 576-4398 approximately five minutes prior to the start time and request the Shiloh Industries third quarter conference call.

###

Certain statements made by Shiloh Industries, Inc. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; the Company's ability to successfully integrate acquired businesses; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	July 31, 2013	October 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$638	$174
Accounts receivable, net of allowance for doubtful accounts of $328 and $482 at July 31, 2013 and October 31, 2012, respectively	86,942	77,556
Related-party accounts receivable	542	536
Income tax receivable	171	1,201
Inventories, net	41,724	44,687
Deferred income taxes	1,803	2,153
Prepaid expenses	3,095	1,532
Total current assets	134,915	127,839
Property, plant and equipment, net	157,719	117,101
Goodwill	8,354	—
Intangible assets, net	10,836	—
Deferred income taxes	3,239	3,294
Other assets	6,764	868
Total assets	$321,827	$249,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$860	$447
Accounts payable	64,344	63,633
Other accrued expenses	22,541	21,395
Total current liabilities	87,745	85,475
Long-term debt	83,000	21,150
Long-term benefit liabilities	29,719	32,819
Other liabilities	2,214	2,255
Total liabilities	202,678	141,699
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at July 31, 2013 and October 31, 2012, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 17,011,846 and 16,983,012 shares issued and outstanding at July 31, 2013 and October 31, 2012, respectively	170	169
Paid-in capital	65,997	65,120
Retained earnings	84,293	73,425
Accumulated other comprehensive loss: Pension related liability, net	(31,311)	(31,311)
Total stockholders’ equity	119,149	107,403
Total liabilities and stockholders’ equity	$321,827	$249,102

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2013	2012	2013	2012
Revenues	$166,059	$142,021	$493,588	$437,223
Cost of sales	148,598	129,861	443,978	398,945
Gross profit	17,461	12,160	49,610	38,278
Selling, general and administrative expenses	9,384	6,892	25,901	20,749
Asset impairment (recovery)	(110)	1,365	(117)	742
Restructuring charges (recovery)	—	(30)	—	(30)
Operating income	8,187	3,933	23,826	16,817
Interest expense	671	371	1,665	1,182
Interest income	8	—	27	—
Other income (expense), net	(29)	4	(74)	26
Income before income taxes	7,495	3,566	22,114	15,661
Provision for income taxes	2,213	1,150	6,999	5,762
Net income	$5,282	$2,416	$15,115	$9,899
Earnings per share:
Basic earnings per share	$0.31	$0.14	$0.89	$0.59
Basic weighted average number of common shares	17,007	16,856	16,998	16,821
Diluted earnings per share	$0.31	$0.14	$0.89	$0.59
Diluted weighted average number of common shares	17,051	16,927	17,045	16,903

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME
(Dollar amounts in thousands)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2013	2012	2013	2012
Net income	$5,282	$2,416	$15,115	$9,899
Other comprehensive income, net of tax:
Defined benefit pension plans & other postretirement benefits	—	—	—	—
Comprehensive income, net	$5,282	$2,416	$15,115	$9,899

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Nine Months Ended July 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,115	$9,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,363	14,545
Asset impairment (recovery)	(117)	742
Recovery of restructuring charge		(30)
Amortization of deferred financing costs	225	244
Deferred income taxes	472	295
Stock-based compensation expense	561	616
Gain on sale of assets	(3)	(98)
Changes in operating assets and liabilities:
Accounts receivable	(212)	5,250
Inventories	6,833	(10,681)
Prepaids and other assets	239	(190)
Payables and other liabilities	(9,114)	(4,828)
Accrued income taxes	1,028	934
Net cash provided by operating activities	29,390	16,698
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,584)	(10,849)
Acquisitions, net of cash acquired	(67,723)	—
Proceeds from sale of assets	119	1,426
Net cash used in investing activities	(86,188)	(9,423)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividends	(4,226)	(8,422)
Proceeds from long-term borrowings	81,750	18,900
Repayments of long-term borrowings	(19,900)	(17,900)
Payment of deferred financing costs	(526)	(90)
Proceeds from exercise of stock options	164	340
Net cash provided by (used for) financing activities	57,262	(7,172)
Net increase (decrease) in cash and cash equivalents	464	103
Cash and cash equivalents at beginning of period	174	20
Cash and cash equivalents at end of period	$638	$123
Supplemental Cash Flow Information:
Cash paid for interest	$1,455	$916
Cash paid for income taxes	$5,449	$4,399